Exhibit 10.22

RESTRICTED STOCK AWARD AGREEMENT
UNDER THE TERRAN ORBITAL CORPORATION
2021 OMNIBUS INCENTIVE PLAN

Name of Grantee:

No. of Shares:

Grant Date:

Pursuant to the Terran Orbital Corporation 2021 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”), Terran Orbital Corporation (together with any successor thereto, the “Company”) hereby grants to a Restricted Stock Award (this “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of common stock, par value $0.0001 per share, of the Company (the “Stock”) specified above, subject to the restrictions and conditions set forth in this Restricted Stock Award Agreement (this “Agreement”) and in the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Stock in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Committee.

1.
Award. The shares of Restricted Stock awarded hereunder shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Section 2 below. The Grantee shall (i) sign and deliver to the Company a copy of this Award Agreement and (ii) deliver to the Company a stock power endorsed in blank.
2.
Restrictions and Conditions.
(a)
Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Committee in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.
(b)
Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.
(c)
Upon the Grantee’s voluntary or involuntary termination of Continuous Service for any reason (including death) prior to vesting of shares of Restricted Stock granted herein, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company.
(d)
Cash dividends and stock dividends, if any, shall be withheld by the Company for the Grantee’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate and no interest will accrue or be paid on the amount of any cash dividends withheld except as otherwise determined by the Committee.
3.
Vesting of Restricted Stock. The restrictions and conditions in this Section 2 shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains in Continuous Service with the Company or one of its Affiliates through such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in this Section 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Incremental Number of Shares Vested	Vesting Date
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________

Upon vesting on the applicable Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Committee may at any time accelerate the vesting schedule specified in this Section 3.

4.
Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 3(a) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.
5.
Non-Transferability. This Agreement, and the shares of Restricted Stock granted hereunder, are personal to the Grantee, non-assignable and not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
6.
Tax Withholding. This Award, and any issuance or vesting thereof, as applicable, shall be subject to the Grantee satisfying any applicable federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. Except in the case where an election is made pursuant to Section 7 below, the Committee shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued or released by the transfer agent, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Restricted Stock transferred (or to be transferred or released) to the Grantee, the number of shares of Stock necessary to satisfy the federal, state and local taxes and non-U.S. tax withholding obligations required by law to be withheld from the Grantee on account of such transfer.
7.
Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the Grant Date of this Award, file with the Internal

Revenue Service an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, the Grantee agrees to (i) furnish a copy of the election to the Company in accordance with Treas. Reg. Section 1.83-2 and (ii) pay to the Company in cash (or by other methods authorized by the Committee) the amount required to satisfy any applicable federal, state and local tax withholding obligations and non-U.S. tax withholding obligations as a result of such election. The Grantee acknowledges that the Grantee is responsible for obtaining the advice of the Grantee’s own tax advisors with regard to the Section 83(b) election and that the Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.
8.
No Obligation to Continue Employment or Other Service Relationship. Neither the Company nor any of its Affiliates is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s employment or other service relationship with the Company or any of its Affiliates, and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any of its Affiliates to terminate the Grantee’s employment or other service relationship with the Company or any of its Affiliates at any time.
9.
Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
10.
Data Privacy Consent. As a condition of receipt of this Award, the Grantee explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 10 by and among, as applicable, the Company and its Affiliates, for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Grantee’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Grantee’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Grantee’s participation in the Plan. Recipients of the Data may be located in the Grantee’s country or elsewhere, and the Grantee’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, the Grantee authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Grantee may elect to deposit any shares of Stock. The Data related to a Grantee will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Grantee’s participation in the Plan. The Grantee may, at any time, view the Data held by the Company with respect to the Grantee, request additional information about the storage and processing of the Data with respect to the Grantee, recommend any necessary corrections to the

Data with respect to the Grantee, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Grantee’s local human resources representative. The Company may cancel the Grantee’s eligibility to participate in the Plan, and in the Committee’s discretion, the Grantee may forfeit any outstanding Awards if the Grantee refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, the Grantee may contact their local human resources representative.
11.
Additional Definitions. For purposes of this Agreement, the following terms shall be defined as set forth below:

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Continuous Service” shall mean that the Participant’s service with the Company or its Affiliates, whether as an employee, director or Consultant is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in capacity in which the Participant renders service to the Company or its Affiliates as an employee, director or consultant or a change in the entity for which the Participant renders service, provided that there is no interruption or termination of the Participants Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code.

12.
Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

TERRAN ORBITAL CORPORATION

By:

Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:

Grantee’s Signature

Grantee’s name and address: